Exhibit 99.1

FOR RELEASE:		February 3, 2011

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES TO ANNOUNCE QUARTERLY AND
YEAR-END FINANCIAL RESULTS ON WEDNESDAY, MARCH 9, 2011

Norfolk, Virginia, February 3, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced that it will release fourth quarter and year-end results for 2010 on Wednesday, March 9, 2011, after the market closes.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates twenty-seven banking offices in the Hampton Roads region of southeastern Virginia and twenty-three offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.
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